EXHIBIT 99.1

CERTIFICATION

OF
CHIEF EXECUTIVE OFFICER
AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      I, Allan Z. Loren, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of The Dun & Bradstreet Corporation (the “Company”) for the fiscal year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ ALLAN Z. LOREN

Allan Z. Loren
Chairman and Chief Executive Officer

March 28, 2003

      A signed original of this written statement required by Section 906 has been provided to The Dun & Bradstreet Corporation and will be retained by The Dun & Bradstreet Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

      I, Sara Mathew, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ SARA MATHEW

Sara Mathew
Senior Vice President and
Chief Financial Officer

March 28, 2003

      A signed original of this written statement required by Section 906 has been provided to The Dun & Bradstreet Corporation and will be retained by The Dun & Bradstreet Corporation and furnished to the Securities and Exchange Commission or its staff upon request.